EXHIBIT 99.1

May 15, 2003

To The Holders of

Government Trust Certificates

Zero Coupon Class 1-D

In accordance with Section 4.1 of the Declaration of Trust (“Trust”), Bank one Trust Company, NA (formerly The First National Bank of Chicago), as Trustee and not in its individual capacity (“Trustee”), hereby provides the holders of the above-mentioned certificates this Semi-annual Report relating to the May 15, 2003 Certificate Payment Date.

Any capitalized terms used herein shall have the meaning assigned to them in the Trust.

1.	The aggregate dollar amount distributed to holders of Class 1-D Certificates: $141,382,899.88.

2.	The Principal Balance of the Class 1-D Note after the May 3, 2003 Note Payment Date: $986,965,000.00

3.	The Deficient amount of the Note Payment: $-0-

Neither a delinquency in payment under any of the Notes nor an Event of Default has occurred and is continuing.

I, Joan E. Blume, a Responsible Officer of the Trustee, to the best of my knowledge and belief, certify that this Semi-annual Report is complete and accurate.

Joan E. Blume

Assistant Vice President

For Bank One Trust Company, NA (formerly The

First National Bank of Chicago), as Trustee and not

in its individual capacity.

November 15, 2003

To The Holders of

Government Trust Certificates

Zero Coupon Class 3-C

In accordance with Section 4.1 of the Declaration of Trust (“Trust”), Bank One Trust Company, NA (formerly The First National Bank of Chicago), as Trustee and not in its individual capacity (“Trustee”), hereby provides the holders of the above-mentioned certificates this Semi-annual Report relating to the November 15, 2003 Certificate Payment Date.

Any capitalized terms used herein shall have the meaning assigned to them in the Trust.

1.	The aggregate dollar amount distributed to holders of Class 3-C Certificates: $28,462,351.04.

2.	The Principal Balance of the Class 3-C Note after the November 3, 2003 Note Payment Date: $283,814,945.82.

3.	The Deficient amount of the Note Payment: $-0-

Neither a delinquency in payment under any of the Notes nor an Event of Default has occurred and is continuing.

I, Joan E. Blume, a Responsible Officer of the Trustee, to the best of my knowledge and belief, certify that this Semi-annual Report is complete and accurate.

Joan E. Blume

Trust Officer

For Bank One Trust Company, NA (formerly The

First National Bank of Chicago), as Trustee and not

in its individual capacity.